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                                                                    Exhibit 99.1

                                                         Adopted January 4, 2000


                                 EOBJECT, INC.
                                2000 STOCK PLAN



     1. PURPOSE. The purpose of this 2000 Stock Plan (the "Plan") is to advance the interests of eObject, Inc., a Delaware corporation (the "Company"), by strengthening the ability of the Company to attract, retain and motivate key employees, officers, directors, agents, consultants and other individual contributors of or to the Company or any future parent or subsidiary of the Company (the "Company Group") by providing them with an opportunity to purchase or receive as bonuses stock of the Company and thereby permitting them to share in the Company's success. It is intended that this purpose will be effected by granting (i) incentive stock options ("Incentive Options") which are intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as heretofore and hereafter amended (the "Code"), and non-statutory stock options ("Nonqualified Options") which are not intended to meet the requirements of Section 422 of the Code and which are intended to be taxed under Section 83 of the Code (both Incentive Options and Nonqualified Options, including options substituted or exchanged by the Company as a result of any merger or consolidation to which the Company is a party, shall be collectively referred to as "Options"), (ii) stock purchase authorizations ("Purchase Authorizations") and (iii) stock bonus awards ("Bonuses").

     2. EFFECTIVE DATE. This Plan was adopted by the Board of Directors of the Company (the "Board") on January 4, 2000 (the "effective date" of the Plan).

     3.   STOCK COVERED BY THE PLAN. Subject to adjustment as provided in
Section 9 below, the shares that may be made subject to Options, Purchase Authorizations or Bonuses under this Plan ("Shares") shall not exceed in the aggregate 1,000,000 shares (giving effect to the 10-for-1 stock split approved by the Board on August 10, 1999) of the common stock, $0.01 par value, of the Company ("Common Stock"). Any Shares subject to an Option or Purchase Authorization which for any reason expires or is terminated unexercised as to such Shares and any Shares reacquired by the Company pursuant to forfeiture or a repurchase right with respect to any award hereunder may again be the subject of an Option, Purchase Authorization or Bonus under the Plan. The Shares purchased pursuant to Purchase Authorizations or the exercise of Options under this Plan or issued as Bonuses may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

     4. ADMINISTRATION. This Plan shall be administered by the Board, whose construction and interpretation of the Plan's terms and provisions shall be final and conclusive. The Board shall have authority, subject to the express provisions of the Plan, to construe the Plan and the respective Options, Purchase Authorizations, Bonuses and related agreements, to prescribe, amend and rescind
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rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options, Purchase Authorizations, Bonuses and related agreements, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option, Purchase Authorization, Bonus, or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination under the Plan made in good faith. The Board may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board, and if the Committee is so appointed and to the extent such powers are delegated, all references to the Board in the Plan shall mean and relate to such Committee.

     5. Eligible Recipients. Options, Purchase Authorizations and Bonuses may be granted to such key employees, consultants or other individual contributors of or to a member of the Company Group, including, without limitation, members of the Board and officers who are employees and members of any advisory boards, as are selected by the Board (each such key employee, consultant or other individual contributor, a "Participant"); provided, that only employees of a member of the Company Group shall be eligible for grant of an Incentive Option.

     6. Duration of the Plan. This Plan shall terminate ten (10) years from the effective date hereof, unless terminated earlier pursuant to Section 12 below, and no Options, Purchase Authorizations or Bonuses may be granted or made thereafter.

     7. Terms and Conditions of Options, Purchase Authorizations and Bonuses. Options, Purchase Authorizations and Bonuses granted or made under this Plan shall be evidenced by agreements in such form and containing such terms and conditions as the Board shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

          (a) Price. The purchase price per Share payable upon the exercise of each Option or the purchase pursuant to each Purchase Authorization granted or made hereunder shall be determined by the Board, provided that in the case of an Incentive Option, the exercise price shall not be less than one hundred percent (100%) of the fair market value of such stock, as determined by the Board at the time of grant of such Option, or less than one hundred and ten percent (110%) of such fair market value in the case of Options described in Section 7(j)(i), below. Bonus Shares shall be issued in consideration of services previously rendered, which shall be valued for such purposes by the Board. No Share shall be issued for less than its par value, if any, paid in cash, property or services.

          (b) Number of Shares. Each agreement shall specify the number of Shares to which it pertains.

          (c) Exercise of Options. Each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board may determine at the time it grants such Option; provided, however, that no Option shall be exercisable with respect to any Shares later than ten (10) years after the date of the grant of such Option (or five (5) years in the

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case of Incentive Options to which Paragraph 7(j)(ii) below applies). An Option shall be exercisable only by delivery of a written notice (in a form acceptable to the Company) to the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which the Option is exercised and, in the case of an Option, accompanied by either (i) payment or (ii) if permitted by the Board, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with Section 7(d)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Board referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.

     (d) Payment. Payment shall be made in full (i) at the time the Option is exercised, (ii) promptly after the Participant forwards the irrevocable instructions referred to in Section 7(c)(ii) to the appropriate broker, if exercise of an Option is made pursuant to Section 7(c)(ii) above, or (iii) at the time the purchase pursuant to a Purchase Authorization is made. Payment shall be made either (a) in cash, (b) by check, (c) if permitted by the Board (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant), by delivery and assignment to the Company of shares of Company stock (provided that such shares have been held by the Participant for at least six (6) months before such delivery) having a fair market value (as determined by the Board) equal to the exercise or purchase price, (d) if permitted by the Board, stated in the agreement evidencing the Option or Purchase Authorization, and to the extent permitted by any applicable law, by the Participant's recourse promissory note, which note must be due and payable not more than five (5) years after the date the Option or Purchase Authorization is exercised, or (e) by a combination of (a), (b), (c) and/or (d). If shares of Company stock are to be used to pay the exercise price of an Incentive Option, the Company prior to such payment must be furnished with evidence satisfactory to it that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws. Notwithstanding the foregoing, the purchase or exercise price of an Option or Purchase Authorization may not be paid by delivery and assignment to the Company of shares of Company stock and the exercise price of an Option may not be paid through irrevocable instructions to a broker as referred to in Section 7(c)(ii) above to the extent that such delivery and assignment or the execution of such irrevocable instructions would constitute a violation of the provisions of any law (including without limitation Section 16 of the Exchange Act) or related regulation or rule, or any agreement or policy of the Company, restricting the transfer or redemption of the Company's stock.

     (e) Withholding Taxes; Delivery of Shares. The Company's obligation to deliver Shares upon exercise of an Option or upon purchase pursuant to a Purchase Authorization or issuance pursuant to a Bonus shall be subject to the Participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or purchased or issued pursuant to Purchase Authorizations or Bonuses. The Participant may elect to satisfy such obligation(s), in whole or in part, by (i) delivering to the Company a check for the amount required to be withheld or (ii) if the Board in its sole discretion approves in any specific or general case,

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having the Company withhold Shares or delivering to the Company already-owned shares of Common Stock, having a value equal to the amount required to be withheld, as determined by the Board.

     (f) Non-Transferability. No Option or Purchase Authorization shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option or Purchase Authorization shall be exercisable during the Participant's lifetime only by the Participant; provided, however, that the Board in its discretion may, as to any Nonqualified Option or any Purchase Authorization, provide that the Participant may make transfers of the same to or for the benefit of specified members of the Participant's family.

     (g) Termination of Options and Purchase Authorizations. Nothing in this Plan or in any agreement representing any Option, Purchase Authorization or Bonus shall restrict the right of any member of the Company Group to terminate the employment of any Participant at any time and for any reason, with or without notice. Each Purchase Authorization shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group. Except to the extent the Board provides specifically in an agreement evidencing an Option for a lesser period (or a greater period, provided that in the case of Incentive Options such period shall not exceed three months), each Option shall terminate and may no longer be exercised if the Participant ceases for any reason to provide services to a member of the Company Group in accordance with the following provisions:

          (i) if the Participant ceases to perform services for any reason other than death or disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of 30 days after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation;

          (ii) if the Participant ceases to perform services because of disability (as defined in Section 22(e)(3) of the Code), the Participant may, at any time within a period of 180 days after the date of such cessation of the performance of services, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

          (iii) if the Participant ceases to perform services because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of 180 days after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution;

provided, however, that no Option or Purchase Authorization may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options and Purchase Authorizations may be exercised only as to Vested Shares (as defined in the applicable agreement



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with the Participant) after the Participant has ceased to perform services for any member of the Company Group.

          (h) Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option, Purchase Authorization or Bonus until the date of issuance of a stock certificate, if any, in the Participant's name for such Shares.

          (i) Repurchase of Shares by the Company. Any Shares purchased or acquired upon exercise of an Option or pursuant to a Purchase Authorization or Bonus may in the discretion of the Board be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the option, purchase or bonus agreement pursuant to which the Shares were purchased or acquired. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the option, purchase or bonus agreement pursuant to which the Shares were purchased or acquired.

          (j) 10% Stockholder. If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or subsidiaries, then the following special provisions shall be applicable:

               (i) The exercise price per Share subject to such Incentive Option shall not be less than one hundred ten percent (110%) of the fair market value of each Share on the date of grant; and

               (ii) The Incentive Option shall not have a term in excess of five
                    (5) years from the date of grant.

          (k) Confidentiality Agreements. Each Participant shall execute, prior to or contemporaneously with the grant of any Option, Purchase Authorization or Bonus hereunder, the Company's then standard form of agreement relating to nondisclosure of confidential information, assignment of inventions and related matters.

          (l) Aggregate Limitation. The maximum number of Shares with respect to which any Options, Purchase Authorizations or Bonuses may be granted under the Plan to any individual during each successive twelve-month period commencing on the effective date of the Plan shall not exceed 350,000 shares.

     8. Restrictions on Incentive Options. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate fair market value, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this Section 8 is granted, the portion of such Option which is exercisable for shares in excess of the $100,000 limitation shall be treated as an option which is not an Incentive Option


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pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

     9. Adjustments. Upon the occurrence of any of the following events, a Participant's rights with respect to Options or Purchase Authorizations granted to such Participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Option or Purchase Authorization:

          (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares, or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options and Purchase Authorizations shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets (each, an "Acquisition"), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options and Purchase Authorizations, either (i) make appropriate provision for the continuation of such Options and Purchase Authorizations by substituting on an equitable basis for the shares then subject to such Options or Purchase Authorizations either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially differ from the fair market value of the shares of Common Stock subject to such Options and Purchase Authorizations immediately preceding the Acquisition; or (ii) upon written notice to the Participants, provide that all Options and Purchase Authorizations must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options and Purchase Authorizations shall terminate; or (iii) terminate all Options and Purchase Authorizations in exchange for a cash payment equal to the excess of the fair market value of the Shares subject to such Options and Purchase Authorizations (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

          (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subsection (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to

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the outstanding shares of Common Stock, a Participant upon exercising an Option or Purchase Authorization shall be entitled to receive for the purchase price paid upon such exercise the securities the Participant would have received if the Participant had exercised such Option or Purchase Authorization prior to such recapitalization or reorganization.

          (d) Modification of Incentive Options. Notwithstanding the foregoing, any adjustments made pursuant to subsections (a), (b) or (c) with respect to Incentive Options shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Options. If the Board determines that such adjustments made with respect to Incentive Options would constitute a modification of such Incentive Options or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option and Purchase Authorization will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options or Purchase Authorizations. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (g) Fractional Shares. No fractional shares shall be issued under the Plan and the Participant shall receive from the Company cash in lieu of such fractional shares.

     10. Investment Representations: Transfer Restrictions. The Company may require Participants, as a condition of purchasing Shares pursuant to the exercise of an Option or to a Purchase Authorization or receipt of shares as a Bonus, to give written assurances in substance and form satisfactory to the Company to the effect that the Participant is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, unless there shall be an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect thereto, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the bylaws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

     11.  Definitions.

          (a) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to "employee" under Section 3401(c) of the Code and the regulations promulgated thereunder.


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          (b) The term "Exchange Act" shall mean the Securities Exchange Act of
1934, as heretofore and hereafter amended.

          (c) The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

          (d) The term "subsidiary" shall have, for all purposes under this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

     12. Termination or Amendment of Plan. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

          (a) that no such termination or amendment shall adversely affect or impair any then outstanding Option, Purchase Authorization, Bonus or related agreement without the consent of the Participant holding such Option, Purchase Authorization, Bonus or related agreement; and

          (b) that no such amendment which, pursuant to the Code or the regulations thereunder, requires action by the stockholders may be made without obtaining, or being conditioned upon, stockholder approval.

     With the consent of the Participant affected, the Committee may amend outstanding Options, Purchase Authorizations, Bonuses or related agreements in a manner not inconsistent with the Plan. The Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.



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